Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Jeffrey I. Badgley, Co-Chief Executive Officer of Miller Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 7, 2019

/s/ Jeffrey I. Badgley
Jeffrey I. Badgley
Co-Chief Executive Officer